Exhibit 99.1

ACME UNITED CORPORATION            NEWS RELEASE

CONTACT:Paul G. DriscollAcme United Corporation1 Waterview Drive Shelton, CT  06484

Phone: (203) 254-6060FAX: (203) 254-6521

FOR IMMEDIATE RELEASE   November 12, 2021

            ACME UNITED CORPORATION ANNOUNCES

RULE 10b5-1 TRADING PLAN

SHELTON, Conn., November 12, 2021 (GLOBE NEWSWIRE) – Acme United Corporation (NYSE American: ACU) announced that it has established a pre-arranged trading plan, as part of the Company’s existing stock repurchase programs, in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  The Rule 10b5-1 trading plan will permit common stock to be repurchased over a twelve-month period, at times that the Company might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions.  The Rule 10b5-1 trading plan will be administered by an independent broker and will be subject to preset price, volume and timing restrictions set forth in the plan.

Repurchases of shares under the Rule 10b5-1 Plan will also be intended to comply with the requirements of Rule 10b-18 under the Exchange Act.  Any actual repurchases under the Rule 10b5-1 Plan will be disclosed in the periodic reports which the Company files under the Exchange Act.  There is no assurance as to the amount, timing or prices of repurchases, all of which will vary based on market conditions and other factors, as well as being subject to the present parameters set forth in the plan.

ACME UNITED CORPORATION is a leading worldwide supplier of innovative safety solutions and cutting technology to the school, home, office, hardware, sporting goods and industrial markets. Its leading brands include First Aid Only®,  First Aid Central®, PhysiciansCare®, Pac-Kit®,Spill Magic®, Westcott®, Clauss®, Camillus®, Cuda®, DMT®, and Med-Nap. For more information, visit www.acmeunited.com.

Forward-looking statements in this report, including without limitation, statements related to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of

Exhibit 99.1

resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve risks and uncertainties including the impact that the global COVID-19 pandemic has had and will continue to have on the Company’s business, operations and financial results.  These include the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic including through existing and any new variant strains of the underlying virus; the continuing effectiveness, global availability, and public acceptance of vaccines; the duration and scope of pandemic-related government orders and restrictions on commercial and other activities, including retail store, office, school and restaurant closures; the duration and scope of the Company’s actions to maintain employee health at our offices, production facilities and distribution centers; the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s products; the pace and strength of economic recovery and the heightened impact the pandemic has on many of the risks described herein, including, without limitation, risks relating to the on-going world-wide economic turbulence, and potential disruptions in our supply chain, any of which could adversely impact the Company’s ability to manufacture, source or distribute it products, both domestically and internationally.

These risks and uncertainties further include, without limitation, the following: (i) changes in the Company’s plans, strategies, objectives, expectations and intentions, which may be made at any time at the discretion of the Company; (ii) the impact of uncertainties in global economic conditions, whether caused by COVID-19 or otherwise, including the impact on the Company’s suppliers and customers; (iii) the potential disruptions in the Company’s supply chains, whether caused by COVID-19 or otherwise; (iv) changes in client needs and consumer spending habits, including COVID-19 related changes; (v) the impact of competition; (vi) the impact of technological changes including, specifically, the growth of online marketing and sales activity; (vii) the Company’s ability to manage its growth effectively, including its ability to successfully integrate any business it might acquire; (viii) the Company’s ability to effectively manage its inventory in a rapidly changing business environment, including additional inventory acquired to respond to COVID-19 related uncertainties; (ix) the impact of any increases in inflation; (x) currency fluctuations; (xi) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; and (xii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

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